EXHIBIT 10.1

                            SPLIT DOLLAR AGREEMENT

                                 AMENDMENT 1

      This AMENDMENT TO SPLIT DOLLAR AGREEMENT (this "Amendment") is made as of the 1st day of January, 1997 between Tejas Gas Corporation ("Tejas"), a Delaware corporation having its headquarters at 1301 McKinney, Suite 700, Houston, Texas 77010, and Precourt Interests, Ltd. (the "Owner").

      WHEREAS, Tejas, the Owner and Jay A. Precourt (the "Participant") entered into that certain Split Dollar Agreement on December 21, 1994 (the "Agreement");

      WHEREAS, Tejas, the Owner and the Participant desire to amend the Agreement to increase the amount of payments made by Tejas annually in payment of premiums for life insurance policies which constitute the Agreed Premium Amount;

      WHEREAS, the Compensation Committee of the Board of Directors of Tejas has authorized such increase in the Agreed Premium Amount;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements described herein, Tejas, the Owner and the Participant hereby agree as follows:

      1. DEFINITIONS. Terms used herein that are defined in the Agreement shall have their meanings as defined in the Agreement, unless otherwise defined herein.

      2. AMENDMENT TO THE AGREEMENT.

            The Agreement is amended to change the amount "$60,000" to "$110,000" so that Section 1.(a) of the Agreement hereafter shall read in its entirety as follows:

      "(a) BY TEJAS: Each year commencing with the year 1997, Tejas shall pay to the Insurance Companies an amount equal to $110,000 plus the amount that otherwise would have been contributed for such year by Tejas, for the account of the Participant, to the Pension Benefit Restoration Trust and the Thrift Benefit Restoration Trust, which amount shall hereinafter sometimes be referred to as the "Agreed Premium Amount," as its share of the annual premium for the Insurance Contracts, unless and until this Agreement terminates as provided below."

      3. LIMITED EFFECT. Except as amended hereby, the Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms as currently written.
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      4. SUCCESSORS, ASSIGNS AND OTHERS. This Amendment is binding upon Tejas, the Participant (and the Participant's successors, executors, administrators, and transferees), the Owner (and the Owner's successors and transferees) and any beneficiary of the Insurance Contracts.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the 16th day of April, 1997, to have effect as of the day and year first above written.

                                        Tejas Gas Corporation

                                        By: /S/ FREDERIC C. HAMILTON
                                                Frederic C. Hamilton
                                                Chairman of the Board

                                        Precourt Interests, Ltd.

                                        By: /S/ JAY A. PRECOURT
                                                Jay A. Precourt
                                                Managing Partner

Agreed to and ratified by: /s/ JAY A. PRECOURT
                               Participant:  Jay A. Precourt

                           /s/ MOLLY H. PRECOURT
                               Spouse of Participant:  Molly H. Precourt

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